LORD ASSET MANAGEMENT TRUST
and
THOMAS WHITE INTERNATIONAL, LTD.

Code of Ethics

Amended September 9, 2013

I.	Introduction and Standards

The following Code of Ethics is adopted by Lord Asset Management Trust (the “Funds”) and Thomas White International, Ltd. and its affiliates (together, “TWI”) pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the “1940 Act”), and, in the case of TWI, pursuant to Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”).  This Code of Ethics is intended to ensure that all acts, practices and courses of business engaged in by Access Persons (as defined below) of the Funds and TWI reflect high standards and comply with the requirements of Section 17(j) of the 1940 Act and Rule 17j-1 thereunder and the requirements of Rule 204A-1 under the Advisers Act, as applicable.

A.	TWI Standards of Business Conduct

The confidence and trust placed in the Funds by investors is something TWI values and endeavors to protect.  To further that goal, this Code is designed to ensure that Supervised Persons (as defined below) place the interests of the Funds and other TWI clients before their own personal interests at all times.  Given the access that Supervised Persons may have to proprietary and client information, TWI and its Supervised Persons must avoid even the appearance of impropriety with respect to personal trading, which must be oriented toward investment rather than short-term or speculative trading.

Each Supervised Person should keep in mind the following general principles:

1.
Persons to whom the Code is applicable are fiduciaries.  No person to whom this Code is applicable should knowingly place his or her own interests ahead of those of any of TWI’s clients, the Funds, or their shareholders;

2.
No person to whom the Code is applicable should use knowledge of transactions by a client of TWI, to his or her profit or advantage or take inappropriate advantage of his or her position with any client;

3.
All personal securities transactions should be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest, the appearance of a conflict of interest or any abuse of an individual’s position of trust and responsibility with any client;

4.	Information concerning the composition of a client’s security holdings is confidential;

5.	Failure to comply with this Code may result in disciplinary action, including termination of employment; and

6.	The purpose of this Code is to protect TWI’s clients by:

a.	deterring misconduct,

b.	educating employees regarding the expectations and laws governing their conduct,

c.	guarding against violations of the federal securities laws, and

d.	establishing procedures for employees to follow to comply with TWI’s ethical principles.

B.	Prohibitions under Rule 17j-1

It is the policy of the Funds that no Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1 under the 1940 Act.  Rule 17j-1 makes it unlawful for any Access Person of the Funds or TWI, directly or indirectly, in connection with the purchase and sale by such person of an affiliated person security held or to be acquired by the Funds:

1.	To employ any device, scheme or artifice to defraud the Funds;

2.
To make to the Funds any untrue statement of a material fact or omit to state to the Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Funds; or

4.	To engage in any manipulative practice with respect to the Funds.

C.	Distribution and Certificates

TWI’s Chief Compliance Officer (“CCO”) shall distribute a copy of the Code and any amendments thereto to each Access Person and any other Supervised Person.  Upon becoming subject to the Code, and upon receipt of any amendments thereafter, all persons to whom the Code is applicable are required to sign an acknowledgment and certification of their receipt of and intent to comply with this Code on the form in Exhibit A, and promptly return it to TWI’s CCO or his/her delegate.

II.	Definitions

A.	“Access Person” means any director, trustee, officer, general partner, or advisory person of the Funds or TWI.

B.
“Advisory Person” means (1) any employee or Supervised Person of TWI (or of any company in a control relationship to the Funds or TWI) who, in connection with his or her regular functions or duties, makes, participates in, or obtains nonpublic information regarding the purchase or sale of a security by the Funds or any other client TWI, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Funds or TWI who obtains nonpublic information concerning recommendations made to the Funds with regard to the purchase or sale of a security by the Funds or any other client TWI.  Access Person also includes any Supervised Person of TWI who has access to nonpublic information regarding any clients’ purchase or sale of securities or to nonpublic information regarding the portfolio holdings of the Funds.

C.
“Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Beneficial ownership generally means having a direct or indirect pecuniary interest in a security.  It is presumed that an Access Person has an indirect pecuniary interest in securities held by members of the Access Person’s immediate family sharing the same household.  An Access Person should consult with the Funds’ CCO (or his or delegate) if he or she is uncertain as to whether he or she has a beneficial ownership interest in a reportable security.

D.
“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that “control” generally means the power to exercise a controlling influence over the management or polices of a company, unless such power is solely the result of an official position with such company.

E.
“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

F.
“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

G.
“Investment Personnel” means:  (1) any employee of TWI (or of any company in a control relationship to the Funds or TWI) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Funds; and (2) any natural person who controls the Funds or TWI and who obtains information concerning recommendations made to the Funds regarding the purchase or sale of securities by the Funds.

H.
“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

I.	“Purchase or Sale” for purposes of this Code of Ethics and each Exhibit or other appendix hereto includes, among other things, the writing of an option to purchase or sell a security.

J.
“Security” shall have the meanings set forth in Section 2(a)(36) of the 1940 Act and Section 202(a)(18) of the Advisers Act, except that it shall not include direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, shares of a money market fund or shares of registered open-end investment companies (other than shares of the Funds), shares of a unit investment trust that is invested exclusively in one or more open-end investment companies (not including the Funds), or such other securities as may be excepted under the provisions of Rule 17j-1 and Rule 204A-1.

K.
“Security Held or to be Acquired” means:  (1) any security which, within the most recent 15 days:  (a) is or has been held by the Funds; or (b) is being or has been considered by the Funds or TWI for purchase by the Funds; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause (1) above.

L.	“Supervised Persons” include:

1.	Any directors and officers (or other person occupying a similar status or performing similar functions) and employees of TWI; and

2.	All other persons who provide investment advice on behalf of TWI and are subject to the supervision and control of TWI.

A Supervised Person may also be deemed an Access Person under this Code.

III.	Regulated Activities

A.	TWI’s Trading Policy

Employees of TWI may not trade securities (other than shares of the Funds) for their own accounts while employed by TWI.  Waivers of this prohibition may be approved by TWI’s CCO (or his or her delegate).  This prohibition shall not restrict the spouse of an employee from trading securities for his or her own account, as long as an employee does not influence any such transaction.  However, an employee is presumed to have a beneficial ownership in securities traded in his or her spouse’s account, and such accounts and transactions therein are therefore subject to the substantive and procedural terms of this Code.

B.	Transactions Involving Trust Shares

No Access Person (or member of his or her immediate family) shall purchase and sell or sell and purchase shares of the same series of the Funds (of which such Access Person has a beneficial ownership) within a 60 day calendar period.  The 60 calendar days will be calculated from the date of the most recent transaction with respect to the shares. Waivers of this prohibition may be approved by TWI’s CCO (or his or her delegate).

Further, no Access Person (or member of his or her immediate family) shall exchange shares of one series of the Funds (with respect to which such Access Person has a beneficial ownership interest) for shares of another series of the Funds (with respect to which such Access Person has a beneficial ownership interest) within a 60-day calendar period.  The 60 calendar days will be calculated from the date of the most recent transaction with respect to the shares. Waivers of this prohibition may be approved by TWI’s CCO (or his or her delegate).

C.	Initial Public Offerings and Limited Offerings

No investment personnel may acquire any direct or indirect beneficial ownership in any securities in an initial public offering or in a limited offering unless TWI’s CCO (or his or her delegate) has authorized the transaction in advance.

D.	Gifts and Entertainment

Employees of TWI must not accept gifts of more than de minimis value from any entity doing business with or on behalf of the Funds or TWI or any entity that has a reasonable likelihood of such a relationship in the near future where the gift is in relation to the business of TWI. Similarly, TWI, or employees acting on behalf of TWI or the Funds must also not give gifts of more than de minimis value. All gifts received in excess of $10 in value should be reported to the CCO to determine whether such a gift meet the requirements of this provision of the Code. The CCO shall approve all gifts that TWI or its employees may wish to send that relate to the business of TWI.

Business entertainment where employees of TWI and one or more representatives of a vendor, client or prospect are present is not considered a gift under the Code.

The CCO shall maintain, or cause to be maintained, a log of all gifts given or received by employees of TWI.

E.	Boards of Directors

Investment personnel shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by TWI’s CCO (or his or her delegate) following the receipt of a written request for such approval.

F.	Transactions Involving Shares of Funds Managed or Sub-Advised by the Advisor other than Trust Shares

No Access Person (or member of his or her immediate family) shall purchase and sell or sell and purchase shares of Funds listed in Exhibit E (of which such Access Person has a beneficial ownership) within a 60 day calendar period. The 60 calendar days will be calculated from the date of the most recent transaction with respect to the shares.

Further, no Access Person (or member of his or her immediate family) shall exchange shares of one series of a Fund listed in Exhibit E (with respect to which such Access Person has a beneficial ownership interest) for shares of another related series, if any, of the Funds (with respect to which such Access Person has a beneficial ownership interest) within a 60-day calendar period. The 60 calendar days will be calculated from the date of the most recent transaction with respect to the shares.

IV.	Compliance with Applicable Federal Securities Laws

Each Supervised Person is required to comply with the Federal Securities Laws.  To fulfill this requirement, each Supervised Person is required to comply with TWI’s compliance manual as well as the compliance manuals of the Funds, each as amended from time to time, to the extent applicable to such Supervised Person.

V.	Reporting and Certifications

A.	Reporting

In order to provide the Funds and TWI with information to determine with reasonable assurance whether the provisions of these Procedures are being observed by its Access Persons, each Access Person of the Funds and TWI, other than a Trustee who is not an “interested person” (as defined in the 1940 Act) of the Funds, and each Access Person of TWI shall submit the following reports in the forms attached hereto as Exhibits B-D to TWI’s CCO (or his or her delegate) showing all transactions in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

1.	Initial Holdings Report

Exhibit B shall initially be filed no later than 10 days after that person becomes an Access Person.  This report must be current as of a date no more than 45 days prior to the date the reporting person becomes an Access Person.

2.	Quarterly Reports

Exhibit C shall be filed no later than 30 days after the end of each calendar quarter (whether or not any reportable transactions were made during the quarter), but transactions over which such person had no direct or indirect influence or control need not be reported.

3.	Annual Report

Exhibit D must be submitted by each Access Person within 30 days after the end of each calendar year. The information in the report must be current as of a date no more than 45 days before the report is submitted.
4.	Duplicate Statements

In connection with Exhibit C reporting, Access Persons as defined in section V.A above must arrange for duplicate quarterly statements to be sent to the CCO (or his or her delegate) for review for all appropriate bank or brokerage accounts listed on any Exhibit B, C or D that were open at any time during the prior calendar quarter.

B.	Exceptions from Reporting Requirements

An Access Person need not submit:

•	Any report with respect to Securities held in accounts over which the Access Person had no direct or indirect influence or control;

•
A transaction report with respect to transactions effected pursuant to an Automatic Investment Plan (that is, a program, including a dividend reinvestment plan, in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation); and

•
A transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by TWI, no later than 30 days after the end of each calendar quarter and/or information contained in TWI and/or the Funds’ records.

C.	Independent Trustees

A Trustee who is not an “interested person” of the Funds shall not be required to submit the reports required under paragraph IV.A, except that such a Trustee shall submit a Securities Transaction Report in the form attached as Exhibit C to the Funds’ CCO with respect to (i) a transaction in a Security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15 day period immediately preceding or after the date of the transaction, such Security is or was purchased or sold by the Funds, or was considered for purchase or sale by TWI or the Funds, or (ii) any transactions in shares of the Funds (of which such Trustee has a beneficial ownership).

D.	Notification

The Funds’ CCO and TWI’s CCO (or their delegate) shall notify each Access Person of the Funds and TWI, respectively, who may be required to make reports pursuant to this Code of Ethics that such person is subject to reporting requirements and shall deliver a copy of this Code of Ethics to each such person.

VI.	Review and Enforcement

A.	Review

The Funds’ CCO and TWI’s CCO (or their delegate) shall from time to time review the reported personal securities transactions of Access Persons of the Funds and TWI, respectively, for compliance with the requirements of this Code of Ethics.

If the Funds’ CCO or TWI’s CCO (or their delegate) determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an individual, the Funds’ CCO or TWI’s CCO (or their delegate), as applicable, may give such person an opportunity to supply additional information regarding the transaction in question.

B.	Enforcement

If the Funds’ CCO or TWI’s CCO (or their delegate) determines that a material violation of this Code of Ethics has occurred with respect to the Funds, he or she shall promptly report the violation to the Trustees of the Funds.  The Trustees, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself.  If, for example, a securities transaction of the Funds’ CCO is under consideration, a Trustee of the Funds designated for the purpose by the Trustees of the Funds shall act in all respects in the manner prescribed herein for the Funds’ CCO.

C.	Sanctions

Each Supervised Person’s compliance with the Code is a condition of employment.  The rules, procedures, reporting and recordkeeping requirements contained in the Code are designed to prevent such persons from violating the provisions of the Code.  Failure by a Supervised Person to comply with the Code may adversely impact TWI and its clients and may constitute a violation of federal securities laws.  TWI strongly encourages persons that are subject to this Code to contact TWI’s CCO in case they have questions regarding its application or potential violations of the Code.  Supervised Persons must report any violations of the Code promptly to TWI’s CCO.

TWI, acting independently or upon recommendation, may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

D.	Annual Reports for the Board

No less frequently than annually, the Funds and TWI shall furnish to the Funds’ Board of Trustees, and the Board must consider, a written report that:

1.
Describes any issues arising under the Code of Ethics or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations, summarizes any changes in the procedures made during the past year, and identifies any recommended changes in existing restrictions or procedures based upon the Funds’ and TWI’s experience with the Code, evolving industry practice, or developments in applicable laws or regulations; and

2.	Certifies that the Funds and TWI have adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

E.	Quarterly Reports to the Board

The Board shall receive a quarterly report from the Funds’ CCO and TWI’s CCO (or their delegate) with respect to any material violations requiring significant remedial action during the preceding calendar quarter.

VII.	Records

The Funds and TWI shall each maintain records in the manner and to the extent set forth below, under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

•	A copy of this Code of Ethics and any other code of ethics adopted by the Funds and TWI pursuant to Rule 204A-1 and Rule 17j-1 that has been in effect during the past five years;

•
A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

•
A copy of each report made pursuant to this Code of Ethics by an Access Person, including any information provided in lieu of reports, shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

•
A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

•	A copy of each report to the Board shall be preserved for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

•
A record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under Section III, subsection A of this Code of Ethics shall be preserved for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

VIII.	Miscellaneous

A.	Confidentiality

All reports of securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential, except as regards appropriate examinations by representatives of the SEC.

B.	Amendment; Interpretation of Provisions

The Trustees may from time to time amend this Code of Ethics or adopt such interpretations of this Code of Ethics as they deem appropriate.

ANNUAL CERTIFICATION OF

LORD ASSET MANAGEMENT TRUST
and
THOMAS WHITE INTERNATIONAL, LTD. AND ITS AFFILIATES

The undersigned hereby certifies on behalf of Lord Asset Management Trust (the “Trust”) and Thomas White International, Ltd. and its affiliates (together, “TWI”), to the Board of Trustees pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, and pursuant to Section VI.D of the Code of Ethics, that the Trust and TWI have adopted procedures that are reasonably necessary to prevent Access Persons from violating the Code of Ethics.

Date:	Signature:

EXHIBIT A

LORD ASSET MANAGEMENT TRUST
and
THOMAS WHITE INTERNATIONAL, LTD. AND ITS AFFILIATES

ACKNOWLEDGMENT AND CERTIFICATION
OF ACCESS/SUPERVISED PERSONS

I acknowledge receipt of the Code of Ethics of Thomas White International, Ltd. (and its affiliates) and Lord Asset Management Trust, or any amendment thereto. I have read and understand this Code of Ethics and agree to be governed by it at all times.

(signature)

(printed name)

Date:

EXHIBIT B

LORD ASSET MANAGEMENT TRUST
and
THOMAS WHITE INTERNATIONAL, LTD. AND ITS AFFILIATES

Initial Securities Holdings Report

To	:

The following list, which is current as of the date listed below, accurately reflects my current personal securities holdings in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics:

Security/CUSIP or Exchange Ticker (including interest and maturity date, if any)	No. of Shares	Principal Amount	Broker/Dealer or Bank Where Account is Held

The above list (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

I maintain an account or accounts, over which I have direct or indirect influence or control, in which any securities (including securities that are not Covered Securities) are held for my direct or indirect benefit as of the date appearing below:

Broker/Dealer or Bank Where Account Was Established	Date Account Was Established

Date:	Signature:

Printed Name:

EXHIBIT C

LORD ASSET MANAGEMENT TRUST
and
THOMAS WHITE INTERNATIONAL, LTD. AND ITS AFFILIATES

Quarterly Securities Transaction Report

For the Calendar Quarter Ended _________________

To	:

During the quarter referenced above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics.  A response of “None” indicates that I had no reportable transactions during the quarter.

Security/CUSIP or Exchange Ticker (including interest and maturity date, if any)	Date of Transaction	No. of Shares	Principal Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/ Dealer or Bank Through Whom Effected

The above list (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

During the quarter referenced above, I established an account or accounts, over which I have direct or indirect influence or control, in which any securities (including securities that are not Covered Securities) were held for my direct or indirect benefit. I have provided copies of the statements for all accounts for the calendar quarter referenced above that are required to be reported:

Broker/Dealer or Bank Where Account Was Established	Date Account Was Established

Date:	Signature:

Printed Name:

EXHIBIT D

LORD ASSET MANAGEMENT TRUST
and
THOMAS WHITE INTERNATIONAL, LTD. AND ITS AFFILIATES

Annual Holdings Report

To	:

As of December 31, ____, I held the following positions in securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics:

Security/CUSIP or Exchange Ticker	No. of Shares	Principal Amount	Broker/Dealer or Bank Where Account is Held

The above list (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

As of December 31, _____, I maintained an account or accounts, over which I have direct or indirect influence or control, in which any securities (including securities that are not Covered Securities) were held for my direct or indirect benefit:

Broker/Dealer or Bank Where Account Was Established	Date Account Was Established

Date:	Signature:

Printed Name:

EXHIBIT E

LORD ASSET MANAGEMENT TRUST
and
THOMAS WHITE INTERNATIONAL, LTD. AND ITS AFFILIATES

Funds managed or Sub-advised by the Thomas White International, Ltd. other than Trust shares

FUND	NAME OF FUND OR TRUST COMPANY
1.	Wilshire Variable Insurance Trust Funds – International Equities Fund
2.	Wilshire Mutual Funds – Wilshire International Equity Portfolio